EXHIBIT 99.1

FBR Reports Fourth Quarter and Full Year 2010 Financial Results

ARLINGTON, Va., Feb. 23, 2011 (GLOBE NEWSWIRE) -- FBR Capital Markets Corporation (Nasdaq:FBCM) ("FBR" or the "Company"), a leading investment bank serving the middle market, today reported net after-tax earnings of $3.1 million, or $0.05 per diluted share, for the quarter ended December 31, 2010. These results compare to net after-tax earnings of $17.2 million, or $0.26 per diluted share, in the fourth quarter of 2009 and a net after-tax loss of $6.6 million, or $0.10 per diluted share in the third quarter 2010.

For the year ended December 31, 2010, FBR Capital Markets reported a net after-tax loss of $37.6 million, or $0.59 per share (diluted), compared to a net after-tax loss of $27.7 million, or $0.46 per share (diluted), in 2009.

Fourth quarter 2010 net revenues were $75.3 million compared to $123.8 million for the fourth quarter of 2009 and $57.4 million in the third quarter 2010.

Fourth quarter 2010 non-compensation fixed expenses, including $1.2 million of nonrecurring facilities-related charges, were $19.1 million, compared to $24.9 million in the fourth quarter of 2009 and $17.2 million in the third quarter 2010. The Company's compensation and benefits expense as a percentage of net revenues was 62.4% for the fourth quarter 2010.

2010 Operational Overview

  For the 2010 fiscal year, net revenue was $246.6 million compared to $292.2 million in 2009.
  Investment banking revenue was $118.3 million in 2010 compared to $138.7 million in 2009.
  Institutional brokerage generated net revenue of $100.1 million for 2010, compared to $133.1 million in 2009.
  Mutual fund assets under management as of December 31, 2010 were $1.6 billion compared to $1.3 billion at the end of 2009 and revenues increased from $13.2 million to $14.1 million over the same period.
  Non-compensation fixed expenses for 2010 were $75.0 million compared to $90.4 million in 2009.
  The Company ended 2010 with a total employee headcount of 501, down from 595 at the end of 2009.

As of December 31, 2010, shareholders' equity totaled $291.5 million, with $236.1 million held in cash, and the Company's book value per share was $4.60.

"During the fourth quarter we saw meaningful contributions from our energy and diversified industrials groups as well as continued leadership in financial services. We executed important transactions in each of our capital markets groups, reinforcing the progress we are making in the diversification of our business mix and extending the relationship life cycle with our clients," said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets. "Additionally, with expenses continuing to trend in the right direction, we believe the Company is well positioned for a return to profitability in 2011."

Investors who wish to listen to the earnings call at 9:00 A.M. U.S. EST, Thursday, February 24, 2011, may do so via the Web or conference call at:

Webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?mediaid=46185&c=FBCM&mediakey=A64EF4FE32A6062E8B24C23ECAA49514&e=0

Conference call dial-in number (domestic, toll-free): 877.303.6433

Conference call dial-in number (international): 224.357.2198

Conference call code: 40572498

Replays of the earnings call will be available via webcast following the call.

FBR Capital Markets Corporation (Nasdaq:FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co.  FBR Capital Markets focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom.  FBR Fund Advisers, Inc., a subsidiary of FBR Capital Markets Corporation, provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbr.com.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR Capital Markets' future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and other items throughout  the Company's Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follow.

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
REVENUES:
Investment banking:
Capital raising	$ 30,518	$ 83,458	$ 98,768	$ 121,007
Advisory	6,378	4,990	19,505	17,716
Institutional brokerage:
Principal transactions	6,084	8,633	22,227	40,271
Agency commissions	18,748	19,680	77,864	92,864
Asset management fees	3,608	3,461	14,097	13,244
Net investment income	9,123	1,626	9,218	1,577
Interest, dividends & other	811	1,966	4,908	5,806
Total revenues	75,270	123,814	246,587	292,485
Interest expense	--	--	--	252
Revenues, net of interest expense	75,270	123,814	246,587	292,233

NON-INTEREST EXPENSES:
Compensation and benefits	46,962	73,337	182,430	193,017
Professional services	3,007	8,952	18,529	23,971
Business development	4,355	4,610	14,936	13,770
Clearing and brokerage fees	3,238	3,101	13,129	13,945
Occupancy and equipment	7,069	8,833	25,595	33,655
Communications	4,847	5,693	20,067	21,304
Impairment of intangible assets	--	--	--	5,350
Other operating expenses	3,165	4,121	13,563	16,210
Total non-interest expenses	72,643	108,647	288,249	321,222

Income (loss) before income taxes	2,627	15,167	(41,662)	(28,989)

Income tax benefit	(455)	(2,063)	(4,104)	(1,338)

Net income (loss)	$ 3,082	$ 17,230	$ (37,558)	$ (27,651)

Basic earnings (loss) per share	$ 0.05	$ 0.27	$ (0.59)	$ (0.46)
Diluted earnings (loss) per share	$ 0.05	$ 0.26	$ (0.59)	$ (0.46)

Weighted average shares - basic (in thousands)	63,642	63,601	63,546	60,094
Weighted average shares - diluted (in thousands)	65,672	66,854	63,546	60,094

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), the table below sets forth non-GAAP pre-tax core operating income (losses). This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units. In determining pre-tax core operating earnings (losses), FBR Capital Markets has excluded from GAAP financial results the following non-core operating items: (1) severance costs associated with reductions in headcount; (2) corporate transaction costs, which include costs related to reductions in physical space and costs associated with business combinations and acquisitions; and (3) net investment income (losses) from long-term investments. FBR Capital Markets has also excluded the following non-cash expenses: (1) compensation costs associated with stock-based awards; and (2) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the firm's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of FBR Capital Markets' business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core operating earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Quarter ended		Quarter ended		Year ended
	Dec. 31,	Sept. 30,	Dec. 31,		Dec. 31,
	2010	2010	2010	2009	2010	2009
Net revenues before net investment income/loss	$ 66,147	$57,347	$ 66,147	$122,188	$237,369	$290,656
GAAP pre-tax income (loss)	$ 2,627	$ (7,593)	$ 2,627	$ 15,167	$ (41,662)	$ (28,989)
Non-core items:
Severance	549	646	549	183	6,461	1,153
Corporate transaction costs	1,302	--	1,302	2,590	1,488	4,864
Net investment loss, MBS	--	--	--	--	--	1,043
Net investment income, long-term investments	(9,123)	(47)	(9,123)	(1,626)	(9,218)	(2,620)
Non-cash expenses:
Impairment of intangible assets	--	--	--	--	--	5,350
Stock compensation expense	4,139	4,650	4,139	5,117	19,003	19,802
Amortization of intangibles	116	116	116	220	448	1,487
Non-GAAP pre-tax core operating (loss) income	$ (390)	$ (2,228)	$ (390)	$ 21,651	$ (23,480)	$ 2,090

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	31-Dec-10	31-Dec-09

Cash and cash equivalents	$ 236,077	$ 275,506
Receivables:
Due from brokers, dealers and clearing organizations	15,463	96,477
Customers	10,280	6,425
Other	11,635	9,326
Financial instruments owned, at fair value	86,400	104,124
Other investments, at cost	45,224	33,974
Goodwill and intangible assets, net	8,465	8,424
Furniture, equipment and leasehold improvements, net	9,741	15,172
Prepaid expenses and other assets	8,182	6,897
Total assets	$ 431,467	$ 556,325

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$ 55,444	$ 51,669
Accrued compensation and benefits	53,305	72,537
Accounts payable, accrued expenses and other liabilities	23,904	22,452
Due to brokers, dealers and clearing organizations	7,323	90,168
Total liabilities	139,976	236,826

Shareholders' equity:
Common stock	62	64
Additional paid-in capital	423,935	428,661
Restricted stock units	34,239	19,979
Accumulated other comprehensive loss	(53)	(71)
Accumulated deficit	(166,692)	(129,134)
Total shareholders' equity	291,491	319,499

Total liabilities and shareholders' equity	$ 431,467	$ 556,325

Book Value per Share	$4.60	$5.00

Shares Outstanding (in thousands)	63,354	63,908

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-4 10	Q-3 10	Q-2 10	Q-1 10	Q-4 09
Revenues, net of interest expense	$ 75,270	$ 57,394	$ 69,706	$ 44,217	$ 123,814

Non-interest expenses:
Variable	29,683	21,329	30,169	21,642	55,196
Fixed	42,960	43,658	51,692	47,116	53,451

Income (loss) before income taxes	2,627	(7,593)	(12,155)	(24,541)	15,167

Income tax (benefit) provision	(455)	(982)	13,612	(16,279)	(2,063)

Net income (loss)	$ 3,082	$ (6,611)	$ (25,767)	$ (8,262)	$ 17,230

Fixed expenses	$ 42,960	$ 43,658	$ 51,692	$ 47,116	$ 53,451
Less: Non-cash expenses	4,255	4,766	5,134	5,296	5,337
Corporate transaction costs	1,302	--	--	186	2,590
Severance	549	646	4,296	970	183

Core fixed costs	$ 36,854	$ 38,246	$ 42,262	$ 40,664	$ 45,341

Statistical Data
Net revenues per employee (annualized)	$ 601	$ 459	$ 479	$ 296	$ 832

Employee count	501	500	582	598	595

Net assets under management (in millions)
Mutual funds	$ 1,582.7	$ 1,445.4	$ 1,373.5	$ 1,497.3	$ 1,317.9
Hedge and private equity funds	4.3	6.0	6.4	6.7	9.3
Total	$ 1,587.0	$ 1,451.4	$ 1,379.9	$ 1,504.0	$ 1,327.2
CONTACT: Media: Shannon Small
         703.469.1190
         ssmall@fbr.com

         Investors:  Bradley J. Wright
         703.469.1080
         fbcmir@fbr.com